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                                                                EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT
                        (as amended as of May 22, 1996)

         THIS AGREEMENT ("Agreement") is made and entered into this 25th day of January, 1996, by and between DOUGLAS A. HENNIG, a resident of the State of Wisconsin ("Employee"), and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation ("Company").


                              W I T N E S S E T H:

         WHEREAS, the Company has agreed to acquire all of the outstanding common stock of Heartland Retirement Services, Inc. ("HRS") from Heartland Development Corporation ("HDC") and Employee pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of January 25, 1996 between the Company, Employee, HDC and HRS (the "Acquisition");

         WHEREAS, Employee has been an employee, officer, director and shareholder of HRS;

         WHEREAS, the Company and Employee each desire to enter into this Agreement pursuant to which Employee will be employed by the Company effective upon the consummation and closing of the Acquisition on the terms and conditions hereinafter set forth, and to make certain other agreements; and

         WHEREAS, the covenants and agreements of the Company and Employee herein are made as an inducement to the Employee and the Company respectively, in connection with the Acquisition,

         NOW THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1.       Employment; Effective Date.

         Subject to the terms and conditions hereof, the Company hereby agrees to employ Employee, and Employee hereby accepts such employment, commencing immediately following the "Closing" (as defined in the Purchase Agreement) of the Acquisition pursuant to the terms of the Purchase Agreement (such time referred to herein as the "Effective Time"); provided, however, this Agreement shall terminate and the employment contemplated hereby shall not commence if the Effective Time does not occur on or before January 31, 1996.

SECTION 2.        Position.

         2.1 Title. Employee shall serve as an executive officer of the Company with the title of Senior Vice President and, as such, Employee shall report directly to the President of the Company.

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Employee also consents to serve, without additional compensation, if elected, as a director and officer of directly and indirectly owned subsidiaries (wholly-owned and partially owned) of the Company.

         2.2 Location. Employee's location of employment shall be at the offices of HRS in Madison, Wisconsin or at the Company's principal executive offices in Brookfield, Wisconsin, as specified from time to time by the Company, and the Company may not transfer Employee to any other location without the Employee's prior written consent unless such transfer results from the permanent relocation of either the Division's (hereinafter defined) or the Company's principal executive offices and the actual relocation thereto of other employees of the Division or the Company, respectively. In the event of a relocation of Employee, the Company will pay Employee's reasonable and approved moving expenses up to $10,000.

         2.3 Responsibilities. Employee's responsibilities shall be as directed by the President and the Board of Directors of the Company, and shall include, among other things, assigned general management responsibilities for the WovenHearts Division of the Company (the "Division"). Employee shall devote his full business time and best efforts to rendering services on behalf of the Company.

SECTION 3.  Term.

         3.1 Term. The employment of Employee hereunder shall commence on the Effective Time and shall continue until the earlier of (a) the first anniversary date of the Effective Time (the "Original Term"), or (b) the occurrence of any of the following events:

         (i) the death or disability of Employee (disability meaning a physical illness or incapacity that prevents Employee totally and permanently from performing all of the substantial and material duties of his then current position of employment with the Company; provided, however, that a disability shall be considered to exist only if Employee is prevented for a period of three (3) consecutive months following the date such condition commenced and at the end of such three (3) month period he remained so prevented, or if, prior to the expiration of such three (3) month period, Employee's attending physician provides the Company with a written prognosis that the illness, injury or other incapacity that results in Employee's current disabled condition may be reasonably expected to prevent Employee from performing all of the substantial and material duties of his then current position of employment with the Company for a period of at least six (6) consecutive months);






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         (ii)    the mutual written agreement of the parties hereto to
terminate Employee's employment hereunder;

         (iii) the Company's termination of Employee's employment hereunder for "cause." For the purposes of this Agreement, "cause" for termination of Employee's employment shall exist (x) if Employee is convicted of, or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (y) if Employee has engaged in conduct or activities materially damaging to the Company, monetarily or otherwise (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Company) or (z) if Employee has willfully and continuously failed to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee that specifically identifies the manner in which the Company believes that Employee has not substantially performed those duties, and Employee has failed to resume substantial performance of such duties on a continuous basis within fourteen
(14) days after receiving such demand. Termination for cause shall be made only upon vote of not less than a majority of the directors of the Company then in office, after reasonable notice to Employee and an opportunity for Employee to be heard before a meeting of the Board held upon reasonable notice to all directors; or

         (iv) the Employee's termination of his employment with the Company for "good reason" upon reasonable notice to the Company. For purposes of this Agreement, "good reason" shall exist if the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Employee.

         The failure to set forth any fact or circumstance in a notice of termination hereunder shall not constitute a waiver of the right to assert such fact or circumstance by the party giving notice. The Original Term hereof, and any renewal term, shall be automatically renewed for an additional one (1) year period unless either Employee or the Company gives notice to the other party that it does not wish to renew this Agreement at least thirty (30) days prior to the expiration of such Original Term or renewal term, as the case may be.

         3.2 Payments Upon Termination. If Employee's employment is terminated by the Company for cause or by Employee for any reason other than "good reason", the Company shall pay Employee the Base






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Salary (as hereinafter defined) through the effective date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligations to Employee under this Agreement subject to the rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the effective date of such termination, if any, which shall be determined in accordance therewith. If Employee's employment is terminated by the Company for any reason other than for cause or by Employee for "good reason", the Company shall continue to pay Employee the Base Salary at the rate in effect at the time notice of termination is given, together with any applicable bonuses and rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the date of such termination, all for the six
(6) month period following such termination (the "Extended Period"); provided, however, such payments of Base Salary and provision of bonuses, rights and benefits hereunder during the Extended Period shall not be due and payable by the Company to Employee if Employee (i) shall violate the provisions of Section 5 hereof or (ii) during the Extended Period shall engage in or render any services to or be employed by any Competing Business (hereinafter defined) in the Area (hereinafter defined) in the capacity of officer, managerial or executive employee, director, consultant or shareholder (other than as the owner of less than one (1%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or in the NASDAQ National Market System).

SECTION 4.  Compensation.

         4.1 Base Salary. For the Original Term of his employment hereunder, Employee shall be paid a salary at the annual rate of ONE HUNDRED THIRTY THOUSAND Dollars ($130,000.00), payable in equal installments in accordance with the payroll payment practices from time to time adopted by the Company, subject to required payroll withholding provisions. Thereafter, the salary to be paid to the Employee shall be determined in the discretion of the Board of Directors, but shall be no less than $130,000. The annual salary to be paid to Employee under this Agreement is hereinafter referred to as the "Base Salary."

         4.2 Incentive Bonuses. As additional compensation hereunder, the Company may, in the discretion of the Board of Directors, pay Employee an annual bonus (the "Annual Bonus") for each fiscal year during the term of Employee's employment hereunder. If Employee's employment hereunder is terminated pursuant to the terms of this Agreement prior to the end of a calendar year, his Annual Bonus with respect to that year shall be prorated for such portion of that year as he was employed by the Company. The Employee shall be eligible to receive an Annual Bonus of up to twenty percent (20%)






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of the Base Salary if the Division achieves the financial plan for the Division targeted in the applicable annual business plan as approved by the Board of Directors. Such bonus shall be due and payable and deemed earned upon the confirmation of its achievement by the Company based upon the Division's annual financial statements for the applicable bonus period.

         4.3 Stock Options. The Board of Directors of the Company shall grant to Employee, effective as of the Effective Time, options to purchase 5.74 shares of common stock, without par value, of the Company (the "Common Stock") pursuant to the terms of the 1995 Incentive Compensation Plan of the Company, which options shall vest and first become exercisable at the rate of 25% per year on the first, second, third and fourth anniversary of the date of grant, such that all of these options shall have vested and become exercisable by the fourth anniversary of the date of grant. The exercise price for these options shall be $13,077.60 per share. Such options that have not previously been exercised shall no longer be exercisable as of and following the tenth (10th) anniversary of the date of grant of such options.

         4.4     Insurance.

                 (a) Life and Other Insurance. The Company shall provide to Employee such term life and group travel, accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for senior executives of the Company. The Company shall be entitled, at its sole option and expense, to arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, key man insurance on Employee in an amount determined by the Board of Directors, such policy or policies to name the Company or its designee as the beneficiary. Employee shall reasonably cooperate with the Company in procuring such key man insurance as the Company shall elect to purchase.

                 (b) Medical Insurance. During the term of Employee's employment hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for senior executives of the Company.

         4.5 Vacation. Employee shall be entitled to three (3) weeks paid vacation during each year of his employment hereunder.

         4.6 Retirement Benefits. During the term of his employment hereunder, Employee shall have the same rights as senior executive






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officers of the Company to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by the Company.

         4.7 Out-of-Pocket Expenses. The Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

         4.8 Automobile Expense Allowance. During the term of Employee's employment hereunder, the Company shall pay to Employee an automobile allowance of $450.00 per month, plus mileage in accordance with the Company's mileage reimbursement policy, as in effect from time to time.

         4.9 Loan to Employee. Upon request by the Employee at any time or times during the Original Term, the Company shall loan to Employee up to $100,000.00, such loan to be repayable in full on the third anniversary of the date of the loan ("Repayment Date"), with interest accruing on such loan at the rate of 6.0% per annum, with accrued and unpaid interest due and payable on each anniversary of the date of the loan and all then accrued and unpaid interest due and payable on the Repayment Date. Employee may repay the loan in whole or in part prior to the Repayment Date without penalty. In the event the Employee's employment is terminated by the Company for "cause" (as defined in Section 3.1 hereof) or by the Employee otherwise than for "good reason" (as defined in Section 3.1 hereof), all amounts remaining outstanding on such loan shall be due and payable on the effective date of such termination. The Company shall be entitled to set-off any amounts due the Employee (including, without limitation, any amounts due pursuant to Section 3.2 hereof) against any remaining amounts due to the Company under such loan. The repayment of such loan shall be secured by a pledge by Employee of all Common Stock held by Employee as of the date of such loan (excluding the Options Shares as hereinafter defined. The Employee agrees to execute a promissory note and stock pledge agreement in such form as the Company may reasonably request to evidence such loan and pledge contemplated hereby. If this Agreement is extended beyond the Original Term, the Company shall allow Employee to borrow an additional $100,000 upon the same terms as are set forth in this Section 4.9 upon request of Employee during the twelve months following the end of the Original Term provided that Employee is an employee of the Company at the time of such request; provided, however, that such loan (and its terms) is subject to the approval by such loan (and its terms) by the Company's Board of Directors.

         4.10 Legal Fees and Expenses. The Company shall reimburse the Employee the amount of his legal fees and expenses incurred in connection with the preparation of this Agreement up to $2,000.






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SECTION 5.        Restrictive Covenants.

         (a) Employee acknowledges that (i) he is the owner of 4.5% of the outstanding common stock of HRS to be sold to the Company pursuant to the Purchase Agreement; (ii) the covenants herein are necessary to protect the goodwill and other value of HRS for which the Company will pay substantial consideration; (iii) at the Effective Time the Company will have separately bargained and paid additional consideration for the restrictive covenants herein; and (iv) the Company is acquiring HRS in reliance on the covenants of this Section 5 in view of the unique and essential nature of the services Employee is to perform hereunder and the irreparable injury that would befall the Company should Employee breach such covenants.

         (b) Employee further acknowledges that his services hereunder are of a special, unique and extraordinary character and that his position with the Company will place him in a position of confidence and trust with the customers and employees of the Company and allow him access to Confidential Information (as hereinafter defined).

         (c) Employee further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 5 are fair and reasonable and that such restrictions will not prevent Employee from earning a livelihood.

         (d) Employee further acknowledges that (i) the Company is engaged in the business of developing, owning, acquiring and operating specialty care facilities for the treatment of individuals suffering from Alzheimer's disease and assisted living facilities; (ii) the Company conducts its business activity in and throughout the Area (as hereinafter defined); and (iii) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company.

         (e) Having acknowledged the foregoing, Employee covenants and agrees with the Company that he will not, directly or indirectly:

                 (i) while he is in the Company"s employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever, disclose or use or otherwise exploit for the benefit of any Competing Business within the Area, except as may be necessary in the performance of his duties hereunder, any Confidential Information disclosed to Employee or of which Employee became aware by reason of his employment with or ownership in the Company or HRS;






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                 (ii)     while he is in the Company's employ and through the
         period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), solicit or divert or appropriate to any Competing Business, directly or indirectly, on his own behalf or in the service of or on behalf of any Competing Business, or attempt to solicit or divert or appropriate to any such Competing Business, within the Area, any person or entity who was a customer of the Company at any time during the last twelve (12) months of Employee's employment hereunder and with whom Employee had contact during the term of his employment;

                 (iii) while he is in the Company's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily), employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any managerial or key employee of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company); and

                 (iv) while he is in the Company's employ and through the period ending eighteen (18) months after the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily) except for termination by the Company without cause, engage in or render any services to or be employed by any Competing Business in the Area in the capacity of officer, managerial or executive employee, director, management or strategic consultant or shareholder (other than as the owner of less than one (1%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or on the NASDAQ National Market System).

         (f) Employee agrees that upon the termination of his employment for any reason whatsoever (whether voluntarily or involuntarily) he will not take with him or retain without written authorization, and he will promptly deliver to the Company, originals and all copies of all papers, files or other documents containing any Confidential Information and all other property belonging to the Company and in his possession or under his control.

         (g) For purposes of this Section 5, the term (a) "Area" means a twenty-five (25) mile radius of (i) the city halls of Milwaukee, Wisconsin and Madison, Wisconsin, or (ii) any assisted living or specialty care facility owned, managed or operated by the Company at the time Employee's employment hereunder is terminated; (b) "Competing Business" means the business of developing, owning, acquiring or operating specialty assisted care facilities for the






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treatment of individuals suffering from Alzheimer's disease or assisted living facilities; and (c) "Confidential Information" means any and all data and information relating to the business of the Company or HRS (whether or not constituting a trade secret) that is, has been or will be disclosed to Employee or of which Employee became or becomes aware as a consequence of or through his relationship with the Company or HRS and that has value to the Company and is not generally known by its competitors; provided, however, that no information will be deemed confidential unless it is known to Employee to be confidential information or has been reduced to writing and marked clearly and conspicuously as confidential information. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made without authorization by the Company), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's financial affairs, processes, services, customers, employees or employees, compensation, research, development, purchasing, accounting or marketing.

         (h) Employee acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this
Section 5 and that damages arising out of such breach would be difficult to ascertain. Employee hereby agrees that, in addition to all other remedies provided at law or at equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Employee of any covenant contained in this Section 5. The parties hereto agree that all references to the Company and HRS in this Section 5 shall include, unless the context otherwise requires, all subsidiaries of the Company and HRS, respectively.

         SECTION 6. Purchase of Common Stock.

         6.1 Purchase at Effective Time. At the Effective Time, Employee shall purchase from the Company, and the Company shall sell and issue to the Employee, 23.62 shares of Common Stock (the "Employee Shares") at a per share price of $10,531.25 (the "Share Price"), resulting in an aggregate purchase price of $258,748.12 (the "Cash Amount"). The purchase and sale of the Employee Shares shall be consummated on the date of the Effective Time at the executive offices of the Company in Brookfield, Wisconsin, or at such other time and place as the parties shall mutually determine (the "Share Closing"). At the Share Closing the Employee shall deliver to the Company the Cash Amount in cash or same day funds in a manner acceptable to the Company and the Company shall issue and deliver to Employee share certificates for the Employee Shares. In the event the Company shall issue options to purchase Common Stock






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to William G. Petty, Jr. and John W. Kneen at any time within the first six months of the Original Term and such options have a per share exercise price (the "Petty/Kneen Price") that is less than the Share Price, the Company shall issue additional shares of Common Stock (the "Extra Shares") to Employee for no additional consideration so that the Employee will have a per share cost basis in the Employee Shares and Extra Shares that is equal to the Petty/Kneen Price.

         6.2 Repurchase Right of Company. Each of the Employee Shares shall be non-transferable by Employee and shall be subject to the Company's right to repurchase such shares in the manner described in this Section 6.2 (the "Repurchase Right") until such time as the first to occur of either (i) such Employee Share becomes a "Vested Employee Share" as defined herein or (ii) the Company shall have failed to exercise its Repurchase Right as to such Employee Share within 180 days following the termination of employment of Employee by the Company (the "Repurchase Period"). Pursuant to the Repurchase Right, the Company shall be entitled to repurchase from Employee, and Employee shall be obligated to sell to the Company, all Employee Shares that are not then Vested Employee Shares at the price paid therefor to the Company by Employee pursuant to Section 6.1 hereof, which Repurchase Right shall be elected and exercised by the Company by giving notice thereof to Employee at any time during the Repurchase Period (the "Repurchase Notice"). The Employee Shares shall become "Vested Employee Shares" by virtue of the continuous employment of Employee by the Company during the three year period following the Effective Time, with 50% of the Employee Shares becoming Vested Employee Shares on the first anniversary of the Employee's employment by the Company, 30% of the Employee Shares becoming Vested Employee Shares on the second anniversary of the Employee's employment by the Company and 20% of the Employee Shares becoming Vested Employee Shares on the third anniversary of the Employee's employment by the Company, provided that as of such anniversary dates Employee shall continue to be in the employ of the Company. The Company shall specify a date for the closing of such repurchase in its Repurchase Notice, which date shall not be less than five days nor more than ten days after the date of such Repurchase Notice (the "Repurchase Closing"). The Repurchase Closing shall occur at the executive offices of the Company in Brookfield, Wisconsin, or at such other time and place as the parties shall mutually determine. At the Repurchase Closing, the Employee shall deliver to the Company share certificates for the Employee Shares to be repurchased pursuant to the exercise Repurchase Right (the "Repurchased Shares") in consideration of the payment by the Company contemplated hereby (the "Repurchase Proceeds"). In the event the Employee shall fail to deliver such share certificates at such Repurchase Closing, the Company shall be entitled to deposit such Repurchase Proceeds in escrow with any state or national bank with offices located in






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Milwaukee, Wisconsin, and upon giving Employee notice of such payment into escrow the Repurchased Shares shall be deemed repurchased and may be transferred on the books of the Company from Employee to the Company. The share certificates for the Employee Shares shall contain a legend making reference to the prohibitions on transfer contained in this Section 6.2 as well as the Repurchase Right.

         6.3 Option to Purchase Additional Shares. Employee shall be entitled to purchase an additional 22.94 shares of Common Stock (the "Option Shares") at a per share price of $13,077.60 (the "Option Price") at any time during the thirty (30) day period commencing on December 1, 1996 and ending on December 30, 1996 (the "Exercise Period"). Employee's purchase right pursuant to this Section 6.3 shall be exercised by notice thereof from Employee to the Company accompanied by payment of the aggregate Option Price prior to the expiration of the Exercise Period. By exercising his right to purchase Option Shares hereunder, Employee shall be deemed to be affirming that the representations of Section 6.4 hereof with respect to the Employee Shares are then true and accurate with respect to the Option Shares. The Option Shares shall not be subject to the restrictions and provisions of Section 6.2 hereof, but shall be subject to the provisions of Sections 6.4 and 6.5 hereof.

         6.4 Qualification of Employee. Employee represents and warrants that he (i) is acquiring the Employee Shares for investment and for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that the Employee Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other thing, the bona fide nature of Employee's investment intent as expressed herein; (iii) is able to bear the economic risk of investment in the Employee Shares and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the risks and merits of such Employee Shares; and (iv) understands and acknowledges that the Employee Shares will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the certificate representing such Employee Shares will bear a legend restricting transfer unless (a) the transfer is exempt from registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt therefrom if delivered to the Company or (b) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law.






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         6.5     Stockholders' Agreement.  Employee hereby agrees to be bound by, and a party to, the Company's Amended Stockholders' Agreement dated as of January 15, 1996, effective upon his purchase of the Employee Shares in accordance herewith.

         SECTION 7. Miscellaneous.

         7.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated,

         7.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Wisconsin, without giving effect to principles of conflicts of laws.

         7.3 Invalid Provisions. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement (including, without limitation, the agreements, provisions and covenants contained in
Section 5 hereof) are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

         7.4 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.5 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and






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
                 (a)      If to Employee, addressed to:

                          Douglas A. Hennig
                          309 West Washington Avenue
                          Suite 345
                          Madison, Wisconsin 53703
                          Facsimile: (608) 283-6951

                 (b)      If to the Company, addressed to:

                          Alternative Living Services, Inc.
                          450 North Sunnyslope Road
                          Suite 300
                          Brookfield, Wisconsin  53005
                          Attention: President
                          Facsimile: (414) 789-9592

                          with a copy to:

                          Alternative Living Services, Inc.
                          184 Shuman Boulevard
                          Suite 200
                          Naperville, Illinois 60563
                          Attention: Chairman
                          Facsimile: (708) 347-4020

                          and a copy to:

                          Rogers & Hardin
                          2700 Cain Tower, Peachtree Center
                          229 Peachtree Street, N.E.
                          Atlanta, Georgia 30303
                          Attention: Alan C. Leet, Esq.


or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

         7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         7.7 Waiver of-Breach. The waiver by the Company or by the Employee of a breach of any provision, agreement or covenant of this Agreement by Employee or by the Company, respectively, shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision agreement or covenant.






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         7.8     Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

         IN WITNESS WHEREOF, Employee has duly executed, and the Company has caused this Agreement to be duly executed by its duly authorized officers, and the parties have caused this Agreement to be delivered, all on the day and year first written above.


                                     /s/ Douglas A. Hennig
                                     -----------------------------------
                                     DOUGLAS A. HENNIG


                                     ALTERNATE LIVING SERVICES, INC.


                                     By: /s/ John W. Kneen
                                         -------------------------------

                                              Its:
                                                  Vice President
                                                 --------------------------






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